U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Pinkbrick Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-2384706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Central Park Advisors, LLC 40 Wall Street, 30th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 479-2541

Copies to:

David N. Feldman, Esq.

Richardson & Patel, LLP

405 Lexington Ave, 49th Floor

New York, NY 10174

Telephone Number: (212) 869-7000

Facsimile Number: (917) 677-8165

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Exchange Act. As of the effective date, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our,” or “us” means Pinkbrick Holdings Inc.  Our principal place of business is located at 40 Wall Street, 30th Floor, New York, NY 10007. Our telephone number is: (212) 479-2541.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.   Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

Item 1. Business.

Business Development

Pinkbrick Holdings Inc. was incorporated in the State of Delaware on November 12, 2014. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made minimal efforts to identify a possible business combination; however, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company selected November 30 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of November 30, 2014, the Company has approximately $200 in cash and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern.  As such, current cash resources are insufficient to fund the Company’s operating needs over the next 12 months. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities, either debt or equity, until the Company has successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

The Company’s efforts  to search for a target for a business combination to date and over the next twelve months include contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. Our management intends to use its existing business contacts and relationships in order to identify a business combination target for us and may use its affiliation with Central Park Advisors, LLC (“Central Park Advisors”), a strategic transaction consulting and advisory company for public and private companies, owned and controlled by Vincent LoPriore and Thomas Folise, and JH Darbie & Co., Inc. (“JH Darbie”), a FINRA registered broker-dealer, with which Mr. LoPriore and Mr. Folise are currently registered as brokers. The Company currently does not have any agreements, arrangements or understanding in place with Central Park Advisors or JH Darbie. Additionally, while certain members of our management are affiliated with JH Darbie, they do not serve in any control or management position with JH Darbie and so while our management does not believe that JH Darbie currently intends to undertake any efforts to cause a market to develop in the Company’s securities, either debt or equity, if it later determines to cause a market to develop, it will not do so until the Company has successfully concluded a business combination. Moreover, neither our management, nor Central Park Advisors, nor, to our knowledge, JH Darbie are, or have been involved in any other blank check company or special purpose acquisition company, or SPAC. We do not have any other promoters or other persons engaged in management-type activities. At this time, the Company’s management, Central Park Advisors, and to our knowledge JH Darbie, do not intend to become involved with any other blank check company or SPAC.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management, stockholders and affiliates of our management have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, except as otherwise disclosed herein, there are no agreements in effect between the Company and our management, stockholders or any affiliate of our management specifically requiring they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

1

The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant.  As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  While the Company has limited assets and no revenues, the Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)      Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)      Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)      Strength and diversity of management, either in place or scheduled for recruitment;

(d)      Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)      The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

  (f)      The extent to which the business opportunity can be advanced; and

(g)      The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. At this time the Company has not specifically identified any third parties that it may engage, except that Central Park Advisors and JH Darbie, an SEC-registered broker-dealer and Financial Industry Regulatory Authority (“FINRA”) member, may assist the Company with due diligence in identifying a business combination target. Thomas Folise and Vincent LoPriore, officers, directors, and majority stockholders of the Company, work as financial representatives at JH Darbie. Previously, Messrs. Folise and LoPriore were associated with Middlebury Securities, LLC (“Middlebury Securities”); however, as of January 2015, Messrs. Folise and LoPriore moved from Middlebury to JH Darbie. As a result, Middlebury is no longer associated with the Company. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.   Central Park Advisors and JH Darbie may receive compensation for any services such entities may provide to the Company, which if paid will be comparable to unaffiliated third party fees. Also, although we do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be Central Park Advisors or JH Darbie. There are currently no agreements or preliminary agreements or understandings between us and such entities. As of this date, Central Park Advisors and JH Darbie have not had any discussions or preliminary discussions with any potential business combination candidate regarding business opportunities for the Company.

2

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, and publications, such as the DealFlow Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There may be conflicts of interest between our management and our non-management stockholders. Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, while our officers and directors are not currently involved with other blank check companies, they may determine to be involved with our blank check companies in the future and conflicts in the pursuit of business combinations with such other potential future blank check companies with which our management may be affiliated with in the future may arise. Conflicts in the pursuit of business combinations with such other blank check companies with which our management may become involved with in the future may arise if we and the other blank check companies that our officers and directors may be affiliated with desire to take advantage of the same business opportunity. In the event of identical officers and directors between blank check companies in which our management may be involved, if a decision is to be made with regards to which company will pursue a particular transaction, our management and board of directors will use their reasonable judgment, which shall include all action that may be advisable or required by management in order to satisfy its fiduciary duties, to determine the company that will be entitled to proceed with the proposed transaction. At this time, the Company has not identified any specific factors or criteria that will be used to determine which entity will proceed with a proposed transaction in the event of a conflict of interest and management reserves the right to use any such criteria as it determines to be relevant at the time a proposed transaction is presented. However, in the event a conflict of interest arises in connection with the identification of a proposed business transaction, the Company’s management intends to take all such actions as may be required in order to satisfy its fiduciary duties.

3

We presently have no employees apart from our management. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believes that it will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. Although the terms of any such transaction have not been identified and cannot be predicted, it is expected that any business combination transaction the Company may enter into would be structured as a “tax free” reorganization.  It should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to stockholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. Giving effect to a reorganization transaction, present stockholders would likely have a small percentage of the shares of the Company. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination through the efforts of our executive officers who will seek out business combination opportunities through their personal business contacts, which include investment banks, accounting firms, law firms, financial advisors, venture capitalists, private equity firms, and similar persons. Such efforts may be conducted through Central Park Advisors, an affiliate of our management. Additionally, the executive officers intend to participate in various investment conferences to meet with various businesses seeking to expand, investors and related professionals in hopes of working together. The executive officers will not be limited to attending these conferences, but they believe it can add value as a networking platform from which to seek business combination opportunities. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.

4

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

In the event of an acquisition, the Company does not currently anticipate that it or any member of its management will have a majority ownership in any potential target company and it is currently intended that any transaction will be structured so that the Investment Company Act of 1940 is not applicable.  The Company has not set any minimum transactional value of any target company.  The Company does not believe that its reporting obligations under the Securities Exchange Act of 1934, including the requirement for certified financial statements will have an effect on the pool of potential merger or acquisition candidates.  The Company will seek out potential merger candidates that believe that public reporting status is beneficial, and therefore the candidate will understand the requirement to comply with the Exchange Act, including the requirement for certified financial statements.  At the present, it is not expected that the payment of compensation to any director, officer or promoter will be a condition to which a target company must agree in order to complete a business combination transaction with such entity.  The Company currently does not have a corporate policy in place with respect to related party transactions and at the present there is no intent to merge or acquire another company in which promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest; however, there are no assurances that it may do so in the future.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Exchange Act to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period  for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company since inception. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

5

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholder, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)   filing of Exchange Act reports, and

(ii)  investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of November 30, 2014, the Company had approximately $200 in cash.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company is in the development stage and as of November 30, 2014 had approximately $200 in working capital and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses equal to approximately $23,900 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction.  Therefore, we believe the Company’s current cash resources are therefore insufficient to fund its operating needs until it identifies a business combination target.   These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

6

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, and publications, such as the DealFlow Report, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses. Accordingly, we do not have any current plans, understanding, agreements or commitments with any entity to act as a “finder.” However, in the event the Company does retain a finder, the Company may pay cash finder’s fees and may issue securities as finder’s fees.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities, will locate a business combination target.  We expect that funds in the amount of approximately $23,900 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

7

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. The Company’s management rents the office space at 40 Wall Street, 30th Floor, New York, NY 10005. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, certain information, as of the date of this filing, regarding beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our named executive officers and directors as a group.

There below stockholders do not currently have lock-up agreements, Accordingly, there is no assurance that they will not sell their shares until a business transaction is completed. Unless otherwise indicated, the address with respect to each of the individuals listed below is c/o Central Park Advisors, LLC, 40 Wall Street, 30th Floor, New York, NY 10005.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent S. LoPriore (1)	1,000,000	33.3%

Thomas G. Folise (2)	1,000,000	33.3%

James V. Folise (3)	1,000,000	33.3%

All Officers and Directors (3 persons)	3,000,000	100%

(1)	Vincent S. LoPriore serves as Chief Executive Officer and director of the Company.
(2)	Thomas G. Folise serves as President and director of the Company.
(3)	James V. Folise serves as Secretary and director of the Company.

Item 5. Directors and Executive Officers.

Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
Vincent S. LoPriore	47	Chief Executive Officer and Director

Thomas G. Folise	41	President and Director

James V. Folise	47	Secretary and Director

Vincent S. LoPriore , has been the Company’s Chief Executive Officer and director since November 12, 2014. Since January 2015, Mr. LoPriore has been a financial representative at JH Darbie and Co. Additionally, since November 2014, Mr. LoPriore has been a managing partner of Central Park Advisors, LLC, where he advises public and private companies. From January 2012 to December 2014, Mr. LoPriore acted as an advisor for Middlebury Securities, LLC. Since April 2010, Mr. LoPriore has also served as the managing partner of Gravitas Capital Partners. From May 2010 until January 2011, Mr. LoPriore served as an advisor to Bishop, Rosen & Co. Prior to that, Mr. LoPriore was an advisor to Axiom Capital Management from May 2008 to May 2010. Mr. LoPriore’s consulting and financial experience is an asset to the Company as it seeks to identify a business combination target.

8

Thomas G. Folise , has been the Company’s President and director since November 12, 2014. Since 2002, Mr. Folise has been the President and owner of Folise Agency, Inc., an insurance provider. Additionally, Since November 2014, Mr. Folise has been a managing partner of Central Park Advisors, LLC, where he advises public and private companies. Since January 2015, Mr. Folise has been a financial representative at JH Darbie & Co. Prior to his position as JH Darbie, from January 2013 to December 2014, Mr. Folise was a financial representative at Middlebury Securities, LLC. From 2004 until November 2011, Mr. Folise was the owner of an Allstate agency. Mr. Folise’s advisory and executive experience is an asset to the Company as it seeks to identify a business combination target.

James V. Folise, has been the Company’s Secretary and director since November 12, 2014. Since January 2009, Mr. Folise has been a realtor at Remax Villa Realtors. Mr. Folise received a bachelor’s degree in business from St. John’s University.

Significant Employees.

None.

Family Relationships.

Thomas Folise and James Folise are brothers, and Vincent LoPriore is their cousin.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Agreements or Understandings .

There are no agreements or understandings for any Director to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

Promoters and Control Persons .

Our three executive officers are deemed to be promoters since they directly took the initiative in founding and organizing our Company and received more than 10% of our common stock in exchange for aggregate advances equal to $12,500. Additionally, Mr. Thomas Folise and Mr. Vincent LoPriore own and control Central Park Advisors, which may be engaged to seek out potential business combination targets. However, there are no current understandings or agreements between the Company and Central Park Advisors.

Except as described above, since inception, we have not had any other promoters and/or control persons.

Prior Blank Check or Shell Company Experience .

Neither our executive officers, nor JH Darbie, nor Central Park Advisors, have been associated with any “blank check company.” Currently, our executive officers JH Darbie, and Central Park Advisors do not intend to become associated with additional blank check companies; however, they may become associated with additional blank check companies prior to the time that the Company has effected a business combination.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officers and directors during the period from inception (November 12, 2014) through November 30, 2014.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Vincent S. LoPriore (1) Chief Executive Officer and Director	2014	None	None	None	None	None

Thomas G. Folise President and Director	2014	None	None	None	None	None

James V. Folise Secretary and Director	2014	None	None	None	None	None

(1) Vincent S. LoPriore was appointed to serve as Chief Executive Officer and a director of the Company on November 12, 2014.

(2) Thomas G. Folise was appointed to serve as President and a director of the Company on November 12, 2014.

(3) James V. Folise was appointed to serve as Secretary and a director of the Company on November 12, 2014.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's officers and directors have not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity.

9

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed, or otherwise.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

The Company currently uses the office space and equipment of its management at no cost.

The professional fees and expenses associated with the preparation and filing of the Company’s Registration Statement on Form 10, have been advanced by $12,500. In connection with such advances, on November 12, 2014, the Company issued an aggregate of 1,000,000 shares of Common Stock to each of Vincent S. LoPriore, Thomas G. Folise, and James V. Folise, pursuant to the terms and conditions set forth in those certain common stock purchase agreements dated November 12, 2014.  Messrs. T. Folise, LoPriore, and J. Folise are deemed to be promoters since they directly took the initiative in founding and organizing our Company and received more than 10% of our common stock in exchange for the advances described above. Additionally, Mr. Thomas Folise and Mr. Vincent LoPriore own and control Central Park Advisors, which may be engaged to seek out potential business combination targets. However, there are no current understandings or agreements between the Company and Central Park Advisors.

Except as described above, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which any promoter or founder, or any member of the immediate family of any of the foregoing persons, had a material interest.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  Under such definition, our three directors, Vincent S. LoPriore, Thomas G. Folise, and James V. Folise, would not be considered independent as they serve as officers of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of the date of this filing, there are three record holders of an aggregate of 3,000,000 shares of Common Stock issued and outstanding.

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(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On November 12, 2014, the Company issued an aggregate of 1,000,000 shares of Common Stock to each of Vincent S. LoPriore, Thomas G. Folise, and James V. Folise for aggregate consideration of $12,500, representing the total amount of funds advanced by all of the purchasers, pursuant to the terms and conditions set forth in those certain common stock purchase agreements dated November 12, 2014.  The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. A form of the common stock purchase agreement is attached hereto as Exhibit 10.1.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued. The sale of the securities identified above were made pursuant to a privately negotiated transaction that did not involve a public offering of securities and, accordingly, was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and the rules promulgated thereunder. The above-referenced investor represented to us, as applicable, in connection with the investment that it was an “accredited investors” (as defined by Rule 501 under the Securities Act) and was acquiring the shares for investment and not for distribution, that it could bear the risks of the investment and could hold the securities for an indefinite period of time. The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 85,000,000 shares of capital stock, of which 75,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of the date of filing this Registration Statement, 3,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

11

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which are attached as exhibits.

(b) Debt Securities.

None.

(c)  Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

12

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

 *Page F-1 follows page 14 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 14.

(b) Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation(1)
3.2	By-Laws(1)
4.1	Specimen Common Stock Certificate of the Company(1)
4.2	Specimen Preferred Stock Certificate of the Company(1)
10.1	Form of Common Stock Purchase Agreement (1)

(1)	Filed on December 18, 2014 with the Company’s Registration Statement on Form 10 (File No. 000-55335) and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Pinkbrick Holdings Inc.

Date: February 9, 2015	By:	/s/ Vincent S. LoPriore
Vincent S. LoPriore
Chief Executive Officer and Director

14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Pinkbrick Holdings Inc.

We have audited the accompanying balance sheet of Pinkbrick Holdings Inc. (the “Company”) as of November 30, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from November 12, 2014 (inception) through November 30, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2014, and the results of its operations and its cash flows for the period from November 12, 2014 (inception) through November 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no operations and established source of revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ FRIEDMAN LLP

East Hanover, New Jersey

December 9, 2014

F-1

Pinkbrick Holdings Inc.

Balance Sheet

November 30, 2014

Assets

Cash	$200

Total assets	$200

Liabilities and Stockholders' Equity

Liabilities

Accounts Payable	$-
Total Liabilties	$-

Stockholders' equity:

Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; none issued or outstanding

Common stock, $0.0001 par or stated value, 75,000,000 shares authorized; 3,000,000 issued and outstanding	300
Additional paid-in capital	12,400
Accumulated deficit	(12,500)

Total stockholders' equity	$200
Total liabilities and stockholders' equity	$200

See accompanying notes to financial statements

F-2

Pinkbrick Holdings Inc.

Statement of Operations

For the period from November 12, 2014 (inception) to November 30, 2014

Revenues
Income	-
Total revenue	$-

Expenses

Legal and professional fees	12,500
Total expenses	$12,500

Net loss	$(12,500)

See accompanying notes to financial statements

F-3

Pinkbrick Holdings Inc.

Statement of Cash Flows

For the period from November 12, 2014 (inception) to November 30, 2014

Cash flows from operating activities:

Net loss	$(12,500)
Expenses paid by stockholder on behalf of company	12,500
Net cash flows (used in) operating activities	$-

Cash flows from investing activities:

Proceeds from the issuance of common stock	200
Cash flows provided by finanacing activities	$200

Net increase in cash	$200

Cash beginning of the period	-

Cash end of the period	$200

See accompanying notes to financial statements

F-4

Pinkbrick Holdings, Inc

Statement of Stockholders' Equity

For the period from November 12, 2014 (inception) to November 30, 2014

						Retained
	Preferred		Common		Additional	Earnings
	Stock		Stock		Paid-in	(Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit)	Total
Balance, November 12, 2014

Issuance of founders shares	-	$-	3,000,000	$300	$(100)	$-	$200

Expenses paid by stockholder					12,500		12,500

Net loss						(12,500)	(12,500)

Balance, November 30, 2014	-	$-	3,000,000	$300	$12,400	$(12,500)	$200

See accompanying notes to financial statements

F-5

Pinkbrick Holdings Inc.

Notes to Financial Statements

November 30, 2014

1.	Organization and Description of Business

Pinkbrick Holdings Inc. (the “Company”) is a Delaware corporation formed as a vehicle to pursue a business combination.

Going Concern

These financial statements are prepared on a going concern basis because the stockholders have undertaken to provide continuing financial support so that the Company is able to pay its debts as and when they fall due.

2.	Significant Accounting Policies

Basis of Presentation

The Company maintains its financial records in United States dollars. These financial statements are prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash includes funds held in the Company’s bank accounts.

Uninsured Cash Balances

Cumulative balances in excess of $250,000 for 2014 per institution are not covered by the Federal Deposit Insurance Company. At November 30, 2014 the interest bearing deposits which exceeded the federal depository coverage were approximately $0.

Preferred and Common Stock

The Preferred Stock of the corporation may be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

F-6

Pinkbrick Holdings Inc.

Notes to Financial Statements

November 30, 2014

Preferred and Common Stock (Cont.)

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders meetings for all purposes, including the election of directors.

Income taxes

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred tax assets and liabilities be computed annually for temporary differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company has no unrecognized tax benefits at November 30, 2014.

Recently Adopted Accounting Standards:

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”).  ASU 2014-10 eliminates the concept of a development stage entity in its entirety from current accounting guidance. The new guidance eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of operations, stockholders’ equity and cash flows, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  ASU 2014-10 is effective prospectively for public entities for annual reporting periods beginning after December 15, 2015, and interim periods within those annual periods; however, early adoption is permitted.  The Company elected to adopt ASU 2014-10 as permitted, for the financial statements ended November 30, 2014 and, accordingly, has not included the inception-to-date disclosures and other previously required disclosures for development stage entities.

F-7